Filed Pursuant to Rule 424(b)(5)

Registration No. 333-223923

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 2, 2018)

1,000,000 Ordinary Shares

Warrants to Purchase 1,000,000 Ordinary Shares

We are offering 1,000,000 ordinary shares and warrants to purchase 1,000,000 ordinary shares directly to Biotechnology Value Fund, L.P. and certain of its affiliates pursuant to a securities purchase agreement dated April 2, 2018 entered into between us and the purchasers. Each ordinary share is being sold together with a warrant to purchase one ordinary share at a purchase price of $6.00 per share and related warrant. The warrants are exercisable for one year from the date of issuance at an exercise price of $15.00 per share. The ordinary shares and warrants will be issued separately but will be purchased together in the offering. This prospectus also registers the ordinary shares issuable upon the exercise of the warrants being offered.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “GLMD.” On April 2, 2018, the last reported sale price of our ordinary shares was $5.04 per share. There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market or any other national securities exchange or any other recognized trading system.

	Per Ordinary Share and Warrant to purchase one Ordinary Share	Total
Public offering price	$6.00	$6,000,000
Proceeds, before expenses, to us (1)	$6.00	$6,000,000

(1) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our ordinary shares and warrants involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect to deliver the ordinary shares and warrants sold in this offering on or about April 5, 2018.

The date of this prospectus supplement is April 2, 2018.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-223923) that we initially filed with the Securities and Exchange Commission, or the SEC, on March 26, 2018 and that was declared effective by the SEC on April 2, 2018. This document is in two parts. The first part is this prospectus supplement which describes the terms of this offering of our ordinary shares and warrants and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares and warrants to purchase ordinary shares. Before buying any of the ordinary shares or warrants to purchase ordinary shares offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Documents by Reference.” This prospectus supplement contains information about the ordinary shares and warrants to purchase ordinary shares offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

We are not making offers to sell or solicitations to buy our ordinary shares and warrants to purchase ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

The name of our product candidate, Aramchol™ (hereinafter referred to as “Aramchol”), is a registered trademark or trademark of Galmed Pharmaceuticals Ltd. in Israel, the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Galmed,” “we,” “us,” “our” or similar references mean Galmed Pharmaceuticals Ltd., a corporation formed under the laws of the State of Israel, and its subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares and warrants to purchase ordinary shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-4 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

We are a clinical-stage biopharmaceutical company focused on the development of the liver targeted stearoyl-coenzyme A desaturase-1, or SCD1, modulator Aramchol, a first in class, novel, once-daily, oral therapy for the treatment of non-alcoholic steato-hepatitis, or NASH for variable populations, as well as other liver associated disorders. We believe that our product candidate, Aramchol, has the potential to be a disease modifying treatment for fatty liver disorders, including NASH, which is a chronic disease that constitutes a large unmet medical need.

We are currently conducting the ARREST Study, a multicenter, randomized, double blind, placebo-controlled Phase IIb clinical study designed to evaluate the efficacy and safety of Aramchol in 247 subjects with NASH, who are overweight or obese, and who are pre-diabetic or type-II-diabetic. Top line data from the ARREST Study are expected to be available during June 2018. More information about the ARREST Study may be found on ClinicalTrials.gov identifier: NCT02279524.

Aramchol (arachidyl amido cholanoic acid) is a novel fatty acid bile acid conjugate, inducing beneficial modulation of intra-hepatic lipid metabolism. Aramchol’s ability to modulate hepatic lipid metabolism was discovered and validated in animal models, demonstrating down regulation of the three key pathologies of NASH: steatosis, inflammation and fibrosis. The effect of Aramchol on fibrosis is mediated by down regulation of steatosis and directly on human collagen producing cells. We are investing efforts into better understanding the mechanisms by which Aramchol down regulates steatosis and fibrosis. Additional animal models are being investigated with variety of treatment regimens. The data, thus far, demonstrates dual mode of action of Aramchol on fibrosis via improvement of Fatty Acid oxidation as well a direct impact on stellate cells which are the collagen producing cells in the liver which results in reversing fibrosis. Aramchol has been granted by the FDA Fast Track designation status for the treatment of NASH.

Corporate Information

Galmed Pharmaceuticals Ltd. was incorporated in Israel on July 31, 2013 as a privately held company and is governed by the Israeli Companies Law, as amended, or the Companies Law. However, our business has been operating since 2000 under a different group of companies established in the same year, or the Group. Originally, we operated under the parent company, Galmed Holdings, Inc., a holdings company incorporated in the British Virgin Islands, or GHI. GHI held all of the equity rights in and to Galmed 2000 Inc., a holdings company incorporated in the British Virgin Islands, or GTTI. GTTI held all of the equity rights in and to Galmed International Limited, a company incorporated in Malta, or GIL (other than 0.1% of the share capital held by GHI). GIL held all of the equity rights in and to Galmed Medical Research Ltd., an Israeli company, or GMR, which became an inactive company in 2015. Our intellectual property was held by GIL. The research and development was conducted by GMR as a service to GIL on a cost plus basis. GIL was responsible for all product development.

On February 2, 2014, we underwent a reorganization, or the Reorganization, pursuant to which all of our intangible assets (including our intellectual property) were transferred from GIL to Galmed Research and Development Ltd., or GRD. The Reorganization was effectuated by share transfers and asset transfers, resulting in the Company as the parent company and 100% equity-owner of the following companies: (1) GRD, which holds all the Group’s intellectual property, including the Company’s patent portfolio; (2) GIL, which is an inactive company; and (3) GTTI, which was liquidated in 2017. GIL holds GMR, which became an inactive company in 2015. The Reorganization was conducted in order to simplify our capital structure, reduce our operating cost and to improve our ability to raise funds. Immediately prior to the Reorganization, all our shareholders collectively held 9,739 ordinary shares of GHI. In connection with the Reorganization, and in accordance with the Tax Pre-Ruling, we issued to all such shareholders ordinary shares of the Company, such that upon the Reorganization all our shareholders collectively held 7,099,731 ordinary shares of the Company, in the same proportion among all shareholders, which reflected a ratio of 729 ordinary shares of the Company for each ordinary share of GHI.

Our principal executive offices and registered office in Israel are located at 16 Tiomkin Street, Tel Aviv, Israel, 6578317 and our telephone number is +972-3-693-8448. Our Amended and Restated Articles of Association, or Articles, are on file in Israel with the office of the Israeli Registrar of Companies and available for public inspection at that office. Our website address is http://www.galmedpharma.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. We have duly designated Puglisi & Associates, with offices at 850 Library Avenue, Newark, Delaware 1971, as our authorized agent in the United States in connection with this offering.

S-2

THE OFFERING

Ordinary shares offered by us	1,000,000 ordinary shares.

Ordinary shares to be outstanding after this offering	15,435,161 ordinary shares

Warrants offered by us

Warrants to purchase 1,000,000 ordinary shares. Each warrant may be exercised at any time after the closing of this offering and from time to time thereafter through and including the one-year anniversary of the initial exercise date at an exercise price of $15.00 per share, subject to adjustment. See “Description of the Securities We Are Offering—Warrants.”

This prospectus supplement also relates to the offering of ordinary shares issuable upon exercise of the warrants. There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market or any other national securities exchange or any other recognized trading system.

Use of Proceeds	We currently intend to use the net proceeds from this offering for (i) further clinical and pre-clinical development of existing and new programs, (ii) business development related activities and (iii) general corporate purposes. See “Use of Proceeds” on page S-8.

Risk Factors	Investing in our ordinary shares and warrants involves significant risks. See “Risk Factors” on page S-4, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market symbol	GLMD with respect to the ordinary shares.

The above discussion is based on 14,435,161 ordinary shares outstanding as of December 31, 2017 and also excludes as of such date:

•	2,096,714 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of $4.01;

•	32,348 outstanding restricted stock units, or RSUs;

•	187,253 ordinary shares reserved for future awards under our equity incentive plan; and

•	1,000,000 ordinary shares issuable upon exercise of the warrants to be issued in this offering, having an exercise price of $15.00 per share.

Unless otherwise indicated, all information in this prospectus supplement gives no effect to the exercise of the options or warrants or vesting of RSUs described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under Item 3D, “Risk Factors,” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus supplement and any other information incorporated by reference into this prospectus supplement, including the risk factors set forth below. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Connected to our Securities and this Offering

The market price of our ordinary shares is volatile and you may sustain a complete loss of your investment.

Since our initial public offering, the trading price of our ordinary shares has been volatile and is likely to continue to be volatile. In addition, the trading volume is and has been volatile and oftentimes relatively illiquid. The following factors, some of which are beyond our control, in addition to other risk factors described in this section, may have a significant impact on the market price and trading volume of our ordinary shares:

•	delays in existing clinical trials due to an inability to enroll patients at the expected pace, among other factors;

•	inability to obtain the approvals necessary to commence further clinical trials;

•	unsatisfactory or inconclusive results of clinical trials;

•	termination of clinical trials;

•	adverse events in our ongoing clinical trials;

•	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;

•	announcements of therapeutic innovations or new products by us or our competitors;

•	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

•	changes or developments in laws or regulations applicable to Aramchol;

•	any adverse changes to our relationship with manufacturers or suppliers;

•	any product liability actions or intellectual property infringement actions in which we may become involved;

•	announcements concerning our competitors or the pharmaceutical industry in general;

•	achievement of expected product sales and profitability or our failure to meet expectations;

•	our commencement of, or involvement in, litigation;

•	any major changes in our Board, management or other key personnel;

•	legislation in the United States, Europe and other foreign countries relating to the sale or pricing of pharmaceuticals;

S-4

•	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;

•	expiration or terminations of licenses, research contracts or other collaboration agreements;

•	public concern as to the safety of drugs we, our licensees or others develop;

•	success of research and development projects;

•	variations in our and our competitors’ results of operations;

•	changes in earnings estimates, cash flow guidance, or recommendations by securities analysts;

•	developments by our licensees, if any; and

•	future issuances of ordinary shares or other securities.

These factors and any corresponding price fluctuations may materially and adversely affect the market price and trading volume of our ordinary shares and result in substantial losses by our investors.

The warrants are speculative in nature and with no established trading market.

The warrants offered by us in this offering do not confer any rights of ownership of ordinary shares on its holders, such as voting rights or the right to receive dividends, but only represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire ordinary shares and pay an exercise price per share of $15.00, subject to adjustment upon certain events, prior to one-year from the date of issuance, after which date any unexercised warrants will expire and have no further value.

Moreover, there is no established public trading market for the warrants being offered by us in this offering and we do not intend to have the warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of the warrants will be limited.

Our President and Chief Executive Officer along with our Chairman of the Board, or our principal shareholders, currently beneficially own approximately 35.1% of our outstanding ordinary shares and after giving effect to the sale of ordinary shares and warrants in this offering, our principal shareholders will beneficially own approximately 33.0% of our outstanding ordinary shares. Therefore, our principal shareholders will be able to exert significant control over matters submitted to our shareholders for approval.

Our principal shareholders currently beneficially own approximately 35.1% of our outstanding ordinary shares and after giving effect to the sale of ordinary shares and warrants in this offering, our principal shareholders will beneficially own approximately 33.0% of our outstanding ordinary shares. As a result, these shareholders, if they acted together, could significantly influence matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders. This significant concentration of share ownership may adversely affect the trading price for our ordinary shares because investors often perceive disadvantages in owning stock in companies with controlling shareholders.

It may be difficult to enforce a judgment of a United States court against us, our officers, directors and the Israeli experts named in this prospectus supplement in Israel or the United States, to assert United States securities laws claims in Israel or to serve process on our officers, directors and these experts.

We were and continue to be organized in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to United States securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, our shareholders may not be able to collect any damages awarded by either a United States or foreign court.

S-5

Anti-takeover provisions in our Articles could make it difficult for our shareholders to replace or remove our current Board and could have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our ordinary shares.

Certain provisions of our Articles may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. Those provisions include:

•	limiting the ability of our shareholders to convene general meetings of the Company;

•	controlling procedures for the conduct of shareholder and our Board meetings, including quorum and voting requirements; and

•	the election and removal of directors.

Moreover, the classification of our Board into three classes with terms of approximately three years each, which was approved by shareholders of the Company, the requirement of affirmative vote of at least 75% of the voting rights represented personally or by proxy and voting thereon at a general meeting in order to amend or replace our Articles and the requirement under the Israeli Companies Law, 5759-1999, as amended, to have at least two external directors who cannot readily be removed from office, together with the other provisions of the Articles and Israeli law, could deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company, some of which could be deemed by certain shareholders to be in their best interests and which could affect the price some investors are willing to pay for our ordinary shares.

Compliance with changing corporate governance and public disclosure regulations may result in additional expense.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, and any new SEC regulations will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with potential evolving standards, which may result in increased general and administrative expense and a diversion of management time and attention from potential revenue-generating activities to compliance activities.

Management will have broad discretion as to the use of the net proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

You will experience immediate and substantial dilution in the book value per ordinary share you purchase.

After giving effect to the sale of ordinary shares and warrants at the public offering price of $6.00 per share and related warrant, and after deducting estimated offering expenses, the investors in this offering will experience immediate dilution of $4.59 per share and related warrant, representing the difference between the public offering price per share and warrant and our pro forma net tangible book value per share as of December 31, 2017. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares, warrants or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share or warrant in this offering. We cannot assure you that we will be able to sell securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing securities in the future could have rights superior to existing shareholders, including the investor who purchases ordinary shares and warrants in this offering. The price per share at which we sell additional ordinary shares, warrants or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share and warrant in this offering.

Our shareholders may be diluted by the exercise of outstanding options to purchase ordinary shares or the vesting of our RSUs.

As of December 31, 2017, we have (i) 2,096,714 ordinary shares issuable upon the exercise of outstanding stock options, at exercise prices ranging from zero to $9.73 (with a weighted average exercise price of $4.01 per share), and (ii) 32,348 issued and outstanding RSUs. You may incur dilution upon the grant of shares upon exercise of such outstanding options or upon the vesting of such RSUs.

A large number of shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.

All of our ordinary shares (including the ordinary shares issuable upon exercise of the warrants) sold in this offering are expected to be freely tradable without restriction or further registration under the Securities Act.  As a result, a substantial number of our ordinary shares may be sold in the public market following this offering, which may cause the market price of our ordinary shares to decline.  If there are more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and documents incorporated by reference into this prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

•	the timing and cost of our ongoing Phase IIB ARREST Study, and planned Phase III trials, for our product candidate, Aramchol for the treatment of patients who are overweight or obese and have pre diabetes or type II diabetes mellitus (hereinafter OD patients) with NASH, or whether Phase III trials will be conducted at all;

•	completion and receiving favorable results of these Phase IIB ARREST Study and Phase III trials for Aramchol;

•	regulatory action with respect to Aramchol by the U.S. Food and Drug Administration, or FDA, or the European Medicines Authority, or EMA, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

•	the commercial launch and future sales of Aramchol or any other future products or product candidates;

•	our ability to comply with all applicable post-market regulatory requirements for Aramchol in the countries in which we seek to market the product;

•	our ability to achieve favorable pricing for Aramchol;

•	our expectations regarding the commercial market for NASH in OD patients;

•	third-party payor reimbursement for Aramchol;

•	our estimates regarding anticipated capital requirements and our needs for additional financing;

•	market adoption of Aramchol by physicians and patients;

•	the timing, cost or other aspects of the commercial launch of Aramchol;

•	the development and approval of the use of Aramchol for additional indications or in combination therapy; and

•	our expectations regarding licensing, acquisitions and strategic operations.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on March 13, 2018 in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2017:

•	on an actual basis; and

•	on a pro forma basis to reflect the sale of an aggregate of 1,000,000 ordinary shares and warrants to purchase 1,000,000 ordinary shares at the public offering price of $6.00 per share and related warrant, for aggregate proceeds of $5.9 million, after deducting estimated aggregate offering expenses payable by us.

As of December 31, 2017
	Actual	Pro forma
	(in thousands, except share and per share data)

Shareholders’ equity:
Ordinary shares, par value NIS 0.01 per share; Authorized 50,000,000 shares;
Issued and outstanding: 14,435,161 shares as of December 31, 2017	$40	$43
Additional paid-in capital	$92,381	$98,303
Accumulated other comprehensive income (loss)	$(7)	$(7)
Accumulated deficit	$(76,619)	$(76,619)
Total shareholders’ equity	$15,795	$21,720

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our ordinary shares and warrants offered hereby will be approximately $5.9 million, after deducting estimated offering expenses payable by us and assuming that we sell all of the shares and warrants offered hereunder.

We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for (i) further clinical and pre-clinical development of existing and new programs, (ii) business development related activities and (iii) general corporate purposes.

Although we have identified some potential uses of the net proceeds to be received upon completion of this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

Until we use the net proceeds of this offering, we intend to deploy the funds in either (i) cash and cash equivalents or (ii) short-term, investment grade, interest-bearing instruments, consistent with our investment policy.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant. Payment of dividends may also be subject to Israeli withholding taxes. Our current plans are to retain future earnings primarily to finance the development of our business and for other corporate purposes.

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DILUTION

If you invest in our ordinary shares and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our ordinary shares and the pro forma net tangible book value per share of our ordinary shares after this offering.

The net tangible book value of our ordinary shares as of December 31, 2017 was approximately $15.8 million, or approximately $1.09 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding.

After giving effect to the sale of 1,000,000 ordinary shares and warrants in this offering at a purchase price of $6.00 per share and related warrant and the receipt of an estimated $5.9 million of net proceeds therefrom, after deducting estimated offering expenses payable by us, our pro forma net tangible book value as of December 31, 2017 would have been approximately $21.7 million, or approximately $1.41 per share. This represents an immediate increase in net tangible book value of approximately $0.32 per share to our existing shareholders and an immediate dilution in pro forma net tangible book value of approximately $4.59 per share to the investor participating in this offering, as illustrated by the following table:

Offering price per share and warrant		$6.00
Net tangible book value per share as of December 31, 2017	$1.09
Increase in net tangible book value per share after this offering	$0.32
Pro forma net tangible book value per share as of December 31, 2017, after giving effect to this offering		$1.41
Dilution per share to investors participating in this offering		$4.59

The above discussion and table are based on 14,435,151 ordinary shares outstanding as of December 31, 2017, and excludes as of such date:

•	2,096,714 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of $4.01;

•	32,348 ordinary shares issuable upon vesting of RSUs, outstanding under our equity incentive plan;

•	187,253 ordinary shares reserved for future awards under our equity incentive plan; and

•	1,000,000 ordinary shares of issuable upon exercise of the warrants to be issued in this offering, having an exercise price of $15.00 per share.

To the extent that any of these outstanding options are exercised or that outstanding RSUs vest or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” included in the accompanying prospectus.

Warrants

Form. The warrants will be issued as an individual warrant agreement to the investors. The material terms and provisions of the warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to a Report on Form 6-K to be filed by us with the SEC in connection with this offering. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable beginning on the date of issuance, and at any time up to one-year from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional ordinary shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will, at our option, either (i) pay the holder an amount in cash equal to the fractional amount multiplied by the market value of the ordinary shares or (ii) round up to the next whole share. The holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

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Cashless Exercise. If, at any time the issuance of ordinary shares upon exercise of the warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of ordinary shares purchased upon such exercise.

Failure to Timely Deliver Shares. If we fail to deliver to the investor a certificate representing shares issuable upon exercise of a warrant by the second trading day after the exercise date as required by the warrant, and if the investor purchases the ordinary shares after that second trading day to deliver in satisfaction of a sale by the investor of the underlying warrant shares that the investor anticipated receiving from us, then, we, at the investor’s option, will be required to either (i) pay cash to the investor in an amount equal to the investor’s total purchase price (including brokerage commissions, if any) for the ordinary shares purchased less the exercise price (as described below), or the buy-in price, at which point our obligation to deliver the warrant (and to issue the underlying ordinary shares) will terminate, (ii) reinstate the portion of the warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (iii) promptly honor our obligation to deliver to the investor a certificate or certificates representing the underlying ordinary shares and pay cash to the investor in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of ordinary shares, times (B) the per share closing price of our ordinary shares on the date of the event giving rise to our obligation to deliver the certificate.

Exercise Price. Each warrant represents the right to purchase one ordinary share at an exercise price equal to $15.00 per share, subject to adjustment as described below. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fundamental Transactions. If we consummate any merger, consolidation, sale or other reorganization event in which our ordinary shares are converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, or a Fundamental Transaction, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the number of ordinary shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of ordinary shares for which this warrant is exercisable immediately prior to such Fundamental Transaction.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the warrant.

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “GLMD” since March 13, 2014. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $13.50 per share. There is no established trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market or any other national securities exchange or any other recognized trading system.

The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on the Nasdaq Capital Market:

Annual Information:	Low	High
2014	$4.58	$18.73
2015	$5.54	$13.50
2016	$2.78	$7.91
2017	$3.43	$9.78
Quarterly Information
First Quarter 2016	$3.50	$7.91
Second Quarter 2016	$3.88	$7.72
Third Quarter 2016	$3.53	$5.77
Fourth Quarter 2016	$2.78	$4.74
First Quarter 2017	$3.43	$5.79
Second Quarter 2017	$4.40	$7.09
Third Quarter 2017	$6.20	$9.39
Fourth Quarter 2017	$6.55	$9.78
First Quarter 2018	$3.61	$12.22
Monthly Information:
October 2017	$7.16	$9.59
November 2017	$6.55	$8.42
December 2017	$7.84	$9.78
January 2018	$9.01	$12.22
February 2018	$3.61	$10.79
March 2018	$5.02	$7.06

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PLAN OF DISTRIBUTION

We have arranged for the sale of 1,000,000 shares and warrants to purchase 1,000,000 ordinary shares pursuant to this prospectus supplement to Biotechnology Value Fund, L.P. and certain of its affiliates through a securities purchase agreement directly between the purchasers and us. The ordinary shares and warrants will be issued separately but can only be purchased together in this offering. All of the ordinary shares, in combination with the warrants, will be sold at the same price and at a single closing. We established the price following negotiations with the purchasers and with reference to the prevailing market price of our ordinary shares, recent trends in such price and other factors.

LEGAL MATTERS

Certain legal matters with respect to U.S. law will be passed upon for us by McDermott Will & Emery LLP, New York, New York, and certain legal matters with respect to Israeli law will be passed upon for us by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of the Company for the year ended December 31, 2017 incorporated in this prospectus supplement by reference have been audited by the accounting firm of Brightman Almagor Zohar & Co. (a member of Deloitte Touche Tohmatsu Limited), an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israel, or other taxing jurisdiction.

Certain Israeli Tax Considerations

The following is a brief summary of the material Israeli income tax laws applicable to us. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or investors in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date hereof and does not take into account possible future amendments which may be under consideration.

General Corporate Tax Structure in Israel

Israeli resident companies (as defined below), such as the Company, are generally subject to corporate tax at the rate of 24% on their taxable income, as of January 1, 2017 (25% in 2016), and 23% in 2018 and thereafter. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technology Enterprise, as discussed below, may be considerably less.

Capital gains derived by an Israeli resident company are generally subject to tax at the same rate as the corporate tax rate. Under Israeli tax legislation, a corporation will be considered an “Israeli resident” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, which we refer to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies,” which are defined as Israeli resident-companies which were incorporated in Israel, of which 90% or more of their income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” that it owns and located in Israel. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production. Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

The following tax benefits, among others, are available to Industrial Companies:

•	amortization over an eight year period of the cost of purchasing a patent, rights to use a patent and rights to know-how, which are used for the development or advancement of the company, commencing in the year in which such rights were first exercised;

•	under limited conditions, an election to file consolidated tax returns with related Industrial Companies controlled by it; and

•	deductions of expenses related to a public offering in equal amounts over a three year period commencing on the year of the offering

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We believe that we qualify as an “Industrial Company” within the meaning of the Industry Encouragement Law. There can be no assurance that we will continue to qualify as an Industrial Company in the future or that the benefits described above will be available to us at all.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, which we refer to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). The Investment Law was significantly amended effective April 1, 2005, further amended as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax Benefits Under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011.

The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, a Preferred Enterprise and is controlled and managed from Israel. Under a recent amendment announced in August 2013 (the “2013 Amendment”), beginning in 2014 and in each year thereafter until 2016, a Preferred Company may only be entitled to reduced corporate tax rates of 16%, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 9%. Pursuant to the 2017 Amendment, in 2017 and thereafter, the corporate tax rate for Preferred Enterprise which is located in a specified development zone was reduced to 7.5%, while the reduced corporate tax rate for other development zones remains 16%. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefit period of ten years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone. As of January 1, 2017, the definition for ‘Special Preferred Enterprise’ includes less stringent conditions.

As of January 1, 2014, dividends paid out of income attributed to a Preferred Enterprise or to a Special Preferred Enterprise are subject to withholding tax at source at the rate of 20% unless a lower tax rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply). In 2017-2019 dividends paid out of preferred income attributed to a Special Preferred Enterprise, directly to a foreign parent company, are subject to withholding tax at source at the rate of 5% (temporary provisions).

New Tax benefits under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technology Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in development zone A. In addition, a Preferred Technology Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the National Authority for Technological Innovation (referred to as NATI).

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The 2017 Amendment further provides that a technology company satisfying certain conditions will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by an Israeli company or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from NATI. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company and other conditions are met, the withholding tax rate will be 4%.

After examining the impact of the 2017 Amendment, we submitted a request to receive a tax ruling from the Israel Tax Authority to be recognized as a Preferred Technology Enterprise and recently we received a tax ruling from the Israel Tax Authority granting GRD a Preferred Technology Enterprise status, subject to terms and conditions determined in the tax ruling.

Taxation of Our Israeli Individual Shareholders on Receipt of Dividends

Israeli residents who are individuals are generally subject to Israeli income tax for dividends paid on our ordinary shares (other than bonus shares or share dividends) at a rate of 25%, or 30% if the recipient of such dividend is a Substantial Shareholder (as defined below) at the time of distribution or at any time during the preceding 12 month period.

A “Substantial Shareholder” is generally a person who alone, or together with his or her relative or another person who collaborates with him or her on a regular basis, holds, directly or indirectly, at least 10% of any of the “means of control” of a corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation or instruct someone who holds any of the aforesaid rights regarding the manner in which he or she is to exercise such right(s), all regardless of the source of such right.

With respect to individuals, the term “Israeli resident” is generally defined under Israeli tax legislation as a person whose center of life is in Israel. The Israeli Tax Ordinance (as amended by Amendment Law No. 132 of 2002), states that in order to determine the center of life of an individual, consideration will be given to the individual’s family, economic and social connections, including: (i) place of permanent residence; (ii) place of residential dwelling of the individual and the individual’s immediate family; (iii) place of the individual’s regular or permanent occupation or the place of his or her permanent employment; (iv) place of the individual’s active and substantial economic interests; (v) place of the individual’s activities in organizations, associations and other institutions. The center of life of an individual will be presumed to be in Israel if: (i) the individual was present in Israel for 183 days or more in the tax year; or (ii) the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel in that tax year and the two previous tax years is 425 days or more. Such presumption may be rebutted either by the individual or by the assessing officer.

Payers of dividends on our ordinary shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder regarding his, her or its foreign residency, to withhold tax upon the distribution of dividend at the rate of 25%, (whether the recipient is a Substantial Shareholder or not) so long as the shares are registered with a nominee company.

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Taxation of Israeli Resident Corporations on Payment of Dividends

Israeli resident corporations are generally exempt from Israeli corporate income tax with respect to dividends paid on ordinary shares of Israeli resident corporations as long as the profits out of which the dividends were paid were derived in Israel.

Capital Gains Taxes Applicable to Israeli Resident Shareholders

The income tax rate applicable to real capital gains derived by an Israeli individual resident from the sale of shares that were purchased after January 1, 2012, whether listed on a stock exchange or not, is 25%. However, if such shareholder is considered a Substantial Shareholder at the time of sale or at any time during the preceding 12 month period and/or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, such gain will be taxed at the rate of 30%.

Moreover, capital gains derived by an individual shareholder who is a dealer or trader in securities, or to whom such income is otherwise taxable as ordinary business income, are taxed in Israel at their marginal rates applicable to business income (up to 50% in 2017 and 2018, including Excess Tax as detailed below).

At the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Tax Ordinance and regulations promulgated thereunder the aforementioned return is not required to be filed and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.

Taxation of Non-Israeli Shareholders on Receipt of Dividends

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% (or 30% for individuals, if such person is a Substantial Shareholder at the time he or she receives the dividend or on any date in the 12 months preceding such date), or 20% if the dividend is distributed from income attributed to Preferred Enterprise unless a lower rate is provided under an applicable tax treaty between Israel and the shareholder’s country of residence and provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance.

A non-Israeli resident who has dividend income derived from or accrued in Israel, from which the full amount of tax was withheld at source, is generally exempt from the duty to file tax returns in Israel in respect of such income; provided that (i) such income was not derived from a business conducted in Israel by the taxpayer and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed.

For example, under the Convention Between the Government of the United States of America and the Government of Israel with Respect to Taxes on Income, as amended, or the U.S.-Israel Tax Treaty, Israeli withholding tax on dividends paid to a U.S. resident for treaty purposes may not, in general, exceed 25%, subject to certain conditions. Where the recipient is a U.S. corporation owning 10% or more of the voting shares of the paying corporation during the part of the paying corporation’s taxable year which precedes the date of payment of the dividend and during the entirety of its prior taxable year (if any), the Israeli tax withheld may not exceed 12.5%, subject to certain conditions.

Payers of dividends on our ordinary shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder regarding his, her or its foreign residency, to withhold tax upon the distribution of dividend at the rate of 25% (whether the recipient is a Substantial Shareholder or not), so long as the shares are registered with a nominee company.

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Capital Gains Income Taxes Applicable to Non-Israeli Shareholders

Non-Israeli resident shareholders are generally exempt from Israeli capital gains tax on any gains derived from the sale, exchange or disposition of our ordinary shares, provided that such shareholders did not acquire their shares prior to January 1, 2009 or acquired their shares after the Company was listed for trading on Nasdaq and such gains were not derived from a permanent business or business activity of such shareholders in Israel. These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income. However, non-Israeli corporations will not be entitled to the foregoing exemptions if an Israeli resident (i) has a controlling interest of more than 25% in such non-Israeli corporation or (ii) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the U.S.-Israel Tax Treaty, the sale, exchange or disposition of our ordinary shares by a shareholder who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty) holding the ordinary shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more in the aggregate during the relevant taxable year; (ii) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of our voting power of the Company during any part of the 12 month period preceding such sale, exchange or disposition, subject to certain conditions; (iii) the capital gains arising from such sale, exchange or disposition are attributable to a permanent establishment of the Treaty U.S. Resident maintained in Israel, subject to certain conditions; (iv) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel; or (v) the capital gains arising from such sale, exchange or disposition is attributed to royalties. In any such case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable. However, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the U.S.-Israel Income Tax Treaty.

Regardless of whether shareholders may be liable for Israeli income tax on the sale of our ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at the source. Accordingly, shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Excess Tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 2% (increased to 3% beginning in 2017 and thereafter) on annual income exceeding a certain threshold (NIS 803,520 for 2016, and NIS 640,000 for 2017 and thereafter, which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gains.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Pre-Ruling Regarding a Reorganization of Our Corporate Structure

In connection with the Reorganization, we obtained a pre-ruling from the Israel Tax Authority. The Tax Pre-Ruling confirms that the transfer of shares and assets resulting in the Company as the parent company and 100% equity-owner of GRD, which holds all the Group’s intellectual property, including the Company’s patent portfolio and GIL, is not taxable pursuant to the provisions of the Israeli Tax Ordinance as long as certain requirements are met. Pursuant to the Tax Pre-Ruling, certain restrictions under the Israeli tax laws were applied to the Company and its subsidiaries, as well as to those shareholders and option holders and other holders of rights in the share capital of the Company (on a diluted basis), who participated in the Reorganization and held such rights immediately after the consummation of the Reorganization (the “Rights Holders”). In this section, each of the terms “Rights” and/or “share capital (on a diluted basis)” includes shares, options to purchase shares and any other “right” in “a body of persons” as such term is defined in the Israeli Tax Ordinance. These restrictions generally restrict these entities and Rights Holders from making any disposition of their Rights in the transferred assets and shares for a two year period following the consummation of the Reorganization, which ended in February 2016 (the “Restriction Period”). During the Restriction Period, these restrictions included the following:

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•	Sale or otherwise disposition of our intellectual property, other than out-licensing in the ordinary course of business, was not permitted;

•	the Rights Holders immediately following the Reorganization must not have changed. Notwithstanding this restriction, so long as the aggregate holdings of the Rights Holders, collectively, was 51% or more of the total share capital of the Company at any time during the Restriction Period, certain changes in the holding percentages of the Rights Holders might have been permitted during the Restriction Period under the Israeli Tax Ordinance and guidelines issued by the Israel Tax Authorities;

•	the Rights Holders may not have sold or otherwise transfer or dispose of more than 10% of their respective Rights, subject to the exemptions and relief detailed below;

•	Sale or otherwise transfer or disposition of any of our shares in GHI or GIL, was not permitted; and

•	during the two tax years following the end of the year in which the Reorganization was completed we may not have offset losses (whether business or capital losses) incurred in the year in which the Reorganization was completed or in the years preceded that year up to the fair market value of the transferred asset.

In addition, no deduction for tax purposes is allowed in relation to the Reorganization.

If during the Restriction Period, we or the Rights Holders committed a violation, the transfer of shares or other rights and/or assets in connection with the Reorganization will become subject to taxation based on the greater of the transferred assets’ fair market value on the day of such violation or taxes that, but for the Tax Pre-Ruling, would be payable in connection with the transfer of such assets and shares at the time of the Reorganization, linked to the Israeli consumer price index linkage differentials and interest from the day of the actual transfer of such assets and shares until the day of payment of such taxes, unless the Israel Tax Authority is satisfied that such violation was a result of special circumstances beyond our control. The Restriction Period ended on February 2016, and to our knowledge, neither we nor any of the Right Holders has committed a violation during the Restriction Period pursuant to the terms and conditions of the Tax Pre Ruling.

Certain U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our ordinary shares or warrants by U.S. Holders (as defined below). This summary is based on the Code, the regulations of the U.S. Department of the Treasury issued pursuant to the Code, or the Treasury Regulations, the income tax treaty between the United States and Israel, or the U.S.-Israel Tax Treaty, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. No ruling has been sought from the IRS with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This summary is no substitute for consultation by prospective investors with their own tax advisors and does not constitute tax advice. This summary applies only to U.S. Holders that hold our ordinary shares or warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not address all of the tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (including, without limitation, banks, insurance companies, tax-exempt entities, retirement plans, regulated investment companies, partnerships, dealers in securities, brokers, real estate investment trusts, certain former citizens or residents of the United States, persons who acquire our ordinary shares as part of a straddle, hedge, conversion transaction or other integrated investment, persons who acquire our ordinary shares through the exercise or cancellation of employee stock options or otherwise as compensation for their services, persons that have a “functional currency” other than the U.S. dollar, persons that own (or are deemed to own, indirectly, or by attribution) 10% or more of our shares (by vote or value), or persons that mark their securities to market for U.S. federal income tax purposes). This summary does not address any U.S. state or local or non-U.S. tax considerations, any U.S. federal estate, gift or alternative minimum tax considerations, or any U.S. federal tax consequences other than U.S. federal income tax consequences.

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As used in this summary, the term “U.S. Holder” means a beneficial owner of our ordinary shares or warrants that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or warrants, the tax treatment of such entity or arrangement treated as a partnership and each person treated as a partner thereof generally will depend upon the status and activities of the entity and such person. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our ordinary shares or warrants.

Prospective investors should be aware that this summary does not address the tax consequences to investors who are not U.S. Holders. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of our ordinary shares or warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of U.S. Holders

Allocation of Purchase Price to Ordinary Shares and Warrants. For U.S. federal income tax purposes, a U.S. Holder’s acquisition of ordinary shares and warrants will be treated as an acquisition of an “investment unit” consisting of one share and a warrant to purchase one ordinary share. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by a U.S. Holder. This allocation of the purchase price for each unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the ordinary share and the warrant included in each unit. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for a unit.

Distributions. Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder that receives a distribution with respect to an ordinary share or warrant (to the extent applicable) generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Israeli tax withheld from such distribution) when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any distributions in excess of our earnings and profits will be applied against and will reduce (but not below zero) the U.S. Holder’s tax basis in its ordinary shares or warrants (to the extent applicable), and, to the extent they exceed that tax basis, will be treated as gain from the sale or exchange of our ordinary shares or warrants (to the extent applicable). We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

As noted above, we do not anticipate paying any cash dividends in the foreseeable future. If we were to pay dividends, we expect to pay such dividends in NIS. A dividend paid in NIS, including the amount of any Israeli taxes withheld, will be includible in a U.S. Holder’s income at a U.S. dollar amount calculated by reference to the exchange rate in effect on the date such dividend is received, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted to U.S. dollars on the date of receipt, a U.S. Holder generally will not recognize a foreign currency gain or loss. However, if the U.S. Holder converts the NIS into U.S. dollars on a later date, the U.S. Holder must include, in computing its income, any gain or loss resulting from any exchange rate fluctuations. The gain or loss will be equal to the difference between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the NIS into U.S. dollars. Such gain or loss generally will be ordinary income or loss and will be U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders should consult their own tax advisors regarding the tax consequences to them if we pay dividends in NIS or any other non-U.S. currency.

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Subject to certain significant conditions and limitations, any Israeli taxes paid on or withheld from distributions from us and not refundable to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability or, alternatively, may be deducted from the U.S. Holder’s taxable income. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. Holder or withheld from a U.S. Holder that year. Dividends paid on the ordinary shares or warrants (to the extent applicable) generally will constitute income from sources outside the United States and be categorized as “passive category income” or, in the case of some U.S. Holders, as “general category income” for U.S. foreign tax credit purposes. Because the rules governing foreign tax credits are complex, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Dividends paid on the ordinary shares or warrants (to the extent applicable) will not be eligible for the “dividends-received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations.

Certain distributions treated as dividends that are received by an individual U.S. Holder from a “qualified foreign corporation” generally qualify for a 20% reduced maximum tax rate so long as certain holding period and other requirements are met. A non-U.S. corporation (other than a “passive foreign investment company,” or “PFIC”, for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Dividends paid by us in a taxable year in which we are not a PFIC and with respect to which we were not a PFIC in the preceding taxable year are expected to be eligible for the 20% reduced maximum tax rate, although we can offer no assurances in this regard. However, any dividend paid by us in a taxable year in which we are a PFIC or were a PFIC in the preceding taxable year will be subject to tax at regular ordinary income rates (along with any applicable additional PFIC tax liability, as discussed below). As discussed below under “Passive Foreign Investment Company,” we believe that we were not a PFIC for our 2017 taxable year and do not expect to be a PFIC for the 2018 taxable year. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC in 2018 or for any other taxable year.

The additional 3.8% “net investment income tax” (described below) may apply to dividends received by certain U.S. Holders who meet certain modified adjusted gross income thresholds.

Adjustments with respect to Warrants. The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, U.S. Holders of warrants would be treated as receiving a constructive distribution from us, if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such shares as described under “Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares or Warrants. Subject to the discussion under “Passive Foreign Investment Company” below, a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, or other taxable disposition of our ordinary shares or warrants in an amount equal to the difference between the amount realized on the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis (determined under U.S. federal income tax rules) in such ordinary shares or warrants. See “Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in ordinary shares acquired pursuant to the exercise of a warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in our ordinary shares or warrants exceeds one year. Preferential tax rates for long-term capital gain (currently, with a maximum rate of 20%) will apply to individual U.S. Holders. The deductibility of capital losses is subject to limitations. The gain or loss generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes, subject to certain possible exceptions under the U.S.-Israel Tax Treaty. The additional 3.8% “net investment income tax” (described below) may apply to gains recognized upon the sale, exchange, or other taxable disposition of our ordinary shares or warrants by certain U.S. Holders who meet certain modified adjusted gross income thresholds.

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U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of their ordinary shares or warrants.

Exercise or Lapse of a Warrant. Subject to the discussion below under “Passive Foreign Investment Company,” a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such share generally begins on the day after the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company. In general, a non-U.S. corporation will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income,” or (ii) on average at least 50% of its assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. Assets that produce or are held for the production of passive income include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

A foreign corporation’s PFIC status is an annual determination that is based on tests that are factual in nature, and our status for any year will depend on our income, assets, and activities for such year. Based upon our review of our financial data, we believe that we were not a PFIC for our 2017 taxable year and do not expect to be a PFIC for the 2018 taxable year. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC in 2018 or for any other taxable year.

Default PFIC Rules. If we are a PFIC for any tax year, a U.S. Holder who does not make a timely “qualified electing fund” election, or “QEF election” (as discussed below, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a QEF election), or a mark-to-market election (as described below), referred to in this summary as a “Non-Electing U.S. Holder,” will be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing U.S. Holder on the ordinary shares or warrants in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing U.S. Holder in the three preceding taxable years, or, if shorter, the Non-Electing U.S. Holder’s holding period for the ordinary shares or warrants), and (ii) any gain realized on the sale or other disposition of such ordinary shares or warrants. Under these rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing U.S. Holder’s holding period for such ordinary shares or warrants;

•	the amount allocated to the current taxable year and any year prior to us becoming a PFIC would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

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If a Non-Electing U.S. Holder who is an individual dies while owning our ordinary shares or warrants, the Non-Electing U.S. Holder’s successor would be ineligible to receive a step-up in tax basis of such ordinary shares or warrants. Non-Electing U.S. Holders should consult their tax advisors regarding the application of the “net investment income tax” (described below) to their specific situation.

To the extent a distribution on our ordinary shares or warrants does not constitute an excess distribution to a Non-Electing U.S. Holder, such Non-Electing U.S. Holder generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that are not allocated to excess distributions. The tax consequences of such distributions are discussed above under “Taxation of U.S. Holders—Distributions.” Each U.S. Holder is encouraged to consult its own tax advisor with respect to the appropriate U.S. federal income tax treatment of any distribution on our ordinary shares or warrants.

If we are treated as a PFIC for any taxable year during the holding period of a Non-Electing U.S. Holder, we will continue to be treated as a PFIC for all succeeding years during which the Non-Electing U.S. Holder is treated as a direct or indirect Non-Electing U.S. Holder even if we are not a PFIC for such years. A U.S. Holder is encouraged to consult its tax advisor with respect to any available elections that may be applicable in such a situation, including the “deemed sale” election of Code Section 1298(b)(1) (which will be taxed under the adverse tax rules described above).

We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that own PFICs. If we are classified as a PFIC, under attribution rules, U.S. Holders will be subject to the PFIC rules with respect to their indirect ownership interests in such PFICs, such that a disposition of the ordinary shares of the PFIC or receipt by us of a distribution from the PFIC generally will be treated as a deemed disposition of such ordinary shares or the deemed receipt of such distribution by the U.S. Holder, subject to taxation under the PFIC rules. There can be no assurance that a U.S. Holder will be able to make a QEF election or a mark-to-market election with respect to PFICs in which we invest. Each U.S. Holder is encouraged to consult its own tax advisor with respect to tax consequences of an investment by us in a corporation that is a PFIC.

QEF Election. One way in which certain of the adverse consequences of PFIC status can be mitigated for holders of our ordinary shares is for a U.S. Holder make a QEF election. Generally, a shareholder making the QEF election is required for each taxable year to include in income a pro rata share of the ordinary earnings and net capital gain of the QEF, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. An election to treat us as a QEF will not be available if we do not provide the information necessary to make such an election. It is not expected that a U.S. Holder will be able to make a QEF election because we do not intend to provide U.S. Holders with the information necessary to make a QEF election.

Mark-to-Market Election. Alternatively, if our ordinary shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in such ordinary shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to- market election. A U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder, and any loss in excess of such amount will be treated as capital loss. Amounts treated as ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains.

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Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded on an exchange during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. To be marketable stock, our ordinary shares must be regularly traded on a qualifying exchange (i) in the United States that is registered with the SEC or a national market system established pursuant to the Exchange Act or (ii) outside the United States that is properly regulated and meets certain trading, listing, financial disclosure and other requirements. Our ordinary shares are expected to constitute “marketable stock” as long as they remain listed on the Nasdaq Capital Market and are regularly traded.

A mark-to-market election will not apply to our ordinary shares held by a U.S. Holder for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any PFIC subsidiary that we own. Each U.S. Holder is encouraged to consult its own tax advisor with respect to the availability and tax consequences of a mark-to-market election with respect to our ordinary shares.

Each U.S. Holder should consult its own tax adviser with respect to the applicability of the “net investment income tax” (discussed below) where a mark-to-market election is in effect.

In addition, U.S. Holders should consult their tax advisors regarding the IRS information reporting and filing obligations that may arise as a result of the ownership of ordinary shares or warrants in a PFIC, including IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

The U.S. federal income tax rules relating to PFICs, QEF elections, and mark-to market elections are complex. U.S. Holders are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of our ordinary shares or warrants, any elections available with respect to such ordinary shares or warrants and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares or warrants.

Certain Reporting Requirements

Certain U.S. Holders are required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and certain U.S. Holders may be required to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. See the discussion regarding Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, above.

In addition, certain U.S. Holders must report information on IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to their investments in certain “foreign financial assets,” which would include an investment in our ordinary shares or warrants, if the aggregate value of all of those assets exceeds $50,000 on the last day of the taxable year (and in some circumstances, a higher threshold). This reporting requirement applies to individuals and certain U.S. entities.

U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders should consult their tax advisors regarding the possible implications of these reporting requirements arising from their investment in our ordinary shares or warrants.

Backup Withholding Tax and Information Reporting Requirements

Generally, information reporting requirements will apply to distributions on our ordinary shares or warrants or proceeds on the disposition of our ordinary shares or warrants paid within the United States (and, in certain cases, outside the United States) to U.S. Holders other than certain exempt recipients, such as corporations. Furthermore, backup withholding (currently at 24%) may apply to such amounts if the U.S. Holder fails to (i) provide a correct taxpayer identification number, (ii) report interest and dividends required to be shown on its U.S. federal income tax return, or (iii) make other appropriate certifications in the required manner. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9.

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Backup withholding is not an additional tax. Amounts withheld as backup withholding from a payment may be credited against a U.S. Holder’s U.S. federal income tax liability and such U.S. Holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

Medicare Tax on Investment Income

Certain U.S. persons, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax, or “net investment income tax,” on unearned income. For individuals, the additional net investment income tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes, among other things, passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional net investment income tax resulting from their ownership and disposition of our ordinary shares or warrants.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES OR WARRANTS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3 (File No. 333-223923) with the SEC for the ordinary shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov . In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://galmedpharma.investorroom.com/sec-filings. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file with the SEC after the date of this prospectus supplement will automatically update this prospectus supplement, until the filing of a post-effective amendment to this prospectus which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold. We incorporate by reference into this prospectus supplement the documents listed below, which are considered to be a part of this prospectus supplement:

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed on March 13, 2018;

•	our Report on Form 6-K filed with the SEC on March 13, 2018 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

•	the description of our ordinary shares contained in our Form 8-A12B filed on March 11, 2014, including any reports filed for the purpose of updating such description.

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We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Galmed Pharmaceuticals Ltd., 16 Tiomkin Street, Tel Aviv, Israel, 6578317. Our telephone number is +972-3-693-8448.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the State of Israel, and many of our directors and executive officers, as well as the Israeli experts named herein are not residents of the United States, and substantially all of their assets and our assets are located outside the United States. Service of process upon our non-U.S. resident directors and executive officers or the Israeli experts named herein and enforcement of judgments obtained in the United States against us, our directors and executive officers, or the Israeli experts named herein, may be difficult to obtain within the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor “It may be difficult to enforce a judgment of a United States court against us, our officers, directors and the Israeli experts named in this prospectus supplement in Israel or the United States, to assert United States securities laws claims in Israel or to serve process on our officers, directors and these experts.” under the heading “Risk Factors” in our most recent Annual Report on Form 20-F.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

EXPENSES

The following table sets forth costs and expenses we expect to incur in connection with the offering.

Nasdaq listing fees	$7,500	*
Legal fees and expenses	$62,500	*
Accounting fees and expenses	$2,500	*
Printing expenses	$2,500	*
Miscellaneous	$5,000	*

Total	$80,000	*

* denotes estimate

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PROSPECTUS

GALMED PHARMACEUTICALS LTD.

$150,000,000

Ordinary Shares

Warrants

Subscription Rights

Debt Securities

Units

We may offer, issue and sell from time to time up to US $150,000,000 of our ordinary shares, including in the form of warrants to purchase ordinary shares, including in the form of subscription rights, debt securities and a combination of such securities, separately or as units, in one or more offerings.  This prospectus provides a general description of offerings of these securities that we may undertake.

We refer to our ordinary shares, warrants, subscription rights, debt securities, and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “GLMD.” The closing price of our ordinary shares, as reported on the Nasdaq Capital Market on March 23, 2018, was $5.92.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is April 2, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

The name of our product candidate, Aramchol™, is a registered trademark or trademark of Galmed Pharmaceuticals Ltd. in Israel, the United States and/or other countries. All other trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “Galmed,” “we,” “us,” “our” or similar references mean Galmed Pharmaceuticals Ltd., a corporation formed under the laws of the State of Israel, and its subsidiaries.

OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

We are a clinical-stage biopharmaceutical company focused on the development of the liver targeted stearoyl-coenzyme A desaturase-1, or SCD1, modulator Aramchol, a first in class, novel, once-daily, oral therapy for the treatment of non-alcoholic steato-hepatitis, or NASH for variable populations, as well as other liver associated disorders. We believe that our product candidate, Aramchol, has the potential to be a disease modifying treatment for fatty liver disorders, including NASH, which is a chronic disease that constitutes a large unmet medical need.

We are currently conducting the ARREST Study, a multicenter, randomized, double blind, placebo-controlled Phase IIb clinical study designed to evaluate the efficacy and safety of Aramchol in 247 subjects with NASH, who are overweight or obese, and who are pre-diabetic or type-II-diabetic. Top line data from the ARREST Study are expected to be available during June 2018. More information about the ARREST Study may be found on ClinicalTrials.gov identifier: NCT02279524.

Aramchol (arachidyl amido cholanoic acid) is a novel fatty acid bile acid conjugate, inducing beneficial modulation of intra-hepatic lipid metabolism. Aramchol’s ability to modulate hepatic lipid metabolism was discovered and validated in animal models, demonstrating down regulation of the three key pathologies of NASH: steatosis, inflammation and fibrosis. The effect of Aramchol on fibrosis is mediated by down regulation of steatosis and directly on human collagen producing cells. We are investing efforts into better understanding the mechanisms by which Aramchol down regulates steatosis and fibrosis. Additional animal models are being investigated with variety of treatment regimens. The data, thus far, demonstrates dual mode of action of Aramchol on fibrosis via improvement of Fatty Acid oxidation as well a direct impact on stellate cells which are the collagen producing cells in the liver which results in reversing fibrosis. Aramchol has been granted by the FDA Fast Track designation status for the treatment of NASH.

Corporate Information

Galmed Pharmaceuticals Ltd. was incorporated in Israel on July 31, 2013 as a privately held company and is governed by the Israeli Companies Law, as amended, or the Companies Law. However, our business has been operating since 2000 under a different group of companies established in the same year, or the Group. Originally, we operated under the parent company, Galmed Holdings, Inc., a holdings company incorporated in the British Virgin Islands, or GHI. GHI held all of the equity rights in and to Galmed 2000 Inc., a holdings company incorporated in the British Virgin Islands, or GTTI. GTTI held all of the equity rights in and to Galmed International Limited, a company incorporated in Malta, or GIL (other than 0.1% of the share capital held by GHI). GIL held all of the equity rights in and to Galmed Medical Research Ltd., an Israeli company, or GMR, which became an inactive company in 2015. Our intellectual property was held by GIL. The research and development was conducted by GMR as a service to GIL on a cost plus basis. GIL was responsible for all product development.

On February 2, 2014, we underwent a reorganization, or the Reorganization, pursuant to which all of our intangible assets (including our intellectual property) were transferred from GIL to Galmed Research and Development Ltd., or GRD. The Reorganization was effectuated by share transfers and asset transfers, resulting in the Company as the parent company and 100% equity-owner of the following companies: (1) GRD, which holds all the Group’s intellectual property, including the Company’s patent portfolio; (2) GIL, which is an inactive company; and (3) GTTI, which was liquidated in 2017. GIL holds GMR, which became an inactive company in 2015. The Reorganization was conducted in order to simplify our capital structure, reduce our operating cost and to improve our ability to raise funds. Immediately prior to the Reorganization, all our shareholders collectively held 9,739 ordinary shares of GHI. In connection with the Reorganization, and in accordance with the Tax Pre-Ruling, we issued to all such shareholders ordinary shares of the Company, such that upon the Reorganization all our shareholders collectively held 7,099,731 ordinary shares of the Company, in the same proportion among all shareholders, which reflected a ratio of 729 ordinary shares of the Company for each ordinary share of GHI.

On March 18, 2014, we completed our initial public offering of 3,263,010 ordinary shares at a public offering price of $13.50 per share, which included 425,610 ordinary shares issued upon the exercise in full of the underwriters’ option to purchase additional ordinary shares to cover over-allotments, for aggregate gross proceeds of approximately $44.1 million. Net of underwriting discounts, commissions and other estimated offering expenses, the offering raised approximately $39.9 million.

Our principal executive offices and registered office in Israel are located at 16 Tiomkin Street, Tel Aviv, Israel, 6578317 and our telephone number is +972-3-693-8448. Our Amended and Restated Articles of Association, or Articles, are on file in Israel with the office of the Israeli Registrar of Companies and available for public inspection at that office. Our website address is http://www.galmedpharma.com. The information contained on, or that can be accessed through, our website is neither a part of nor incorporated into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. We have duly designated Puglisi & Associates, with offices at 850 Library Avenue, Newark, Delaware 1971, as our authorized agent in the United States in connection with this offering.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and the other documents we have filed with the SEC that are incorporated herein by reference may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements may be included in, among other things, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

•	the timing and cost of our ongoing Phase IIb ARREST Study and planned Phase III trials, for our product candidate, Aramchol for the treatment of patients who are overweight or obese and have pre diabetes or type II diabetes mellitus with NASH, or whether Phase III trials will be conducted at all;

•	completion and receiving favorable results of the Phase IIb ARREST Study and potential Phase III trials for Aramchol;

•	regulatory action with respect to Aramchol by the U.S. Food and Drug Administration, or the FDA, or the European Medicines Authority, or the EMA, including but not limited to acceptance of an application for marketing authorization, review and approval of such application, and, if approved, the scope of the approved indication and labeling;

•	the commercial launch and future sales of Aramchol and any future product candidates;

•	our ability to comply with all applicable post-market regulatory requirements for Aramchol in the countries in which we seek to market the product;

•	our ability to achieve favorable pricing for Aramchol;

•	our expectations regarding the commercial market for NASH in patients who are overweight or obese and have pre diabetes or type II diabetes mellitus;

•	third-party payor reimbursement for Aramchol;

•	our estimates regarding anticipated capital requirements and our needs for additional financing;

•	market adoption of Aramchol by physicians and patients;

•	the timing, cost or other aspects of the commercial launch of Aramchol;

•	the development and approval of the use of Aramchol for additional indications or in combination therapy; and

•	our expectations regarding licensing, acquisitions and strategic operations.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

All forward-looking statements attributable to us or to any person acting on our behalf speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements included in this report. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $150,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization as of December 31, 2017. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

December 31, 2017
(U.S. Dollars in thousands, except share data)
Shareholders’ equity:
Ordinary shares, par value NIS 0.01 per share; Authorized 50,000,000 shares; Issued and outstanding: 14,435,161 shares as of December 31, 2017	$40
Additional paid-in capital	$92,381
Accumulated other comprehensive loss	$(7)
Accumulated deficit	$(76,619)
Total shareholders’ equity	$15,795

The above discussion and table are based on 14,435,161 shares outstanding as of December 31, 2017, and excludes as of such date:

•	2,096,714 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of $4.01;

•	32,348 ordinary shares issuable upon vesting of restricted stock units, or RSUs, outstanding under our equity incentive plan; and

•	187,253 ordinary shares reserved for future awards under our equity incentive plan.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

PRICE RANGE OF OUR SHARES

Our ordinary shares have been listed on the Nasdaq Capital Market under the symbol “GLMD” since March 13, 2014. Prior to that date, there was no public trading market for our ordinary shares. Our initial public offering was priced at $13.50 per share. The following table sets forth for the periods indicated the high and low sales prices per ordinary share as reported on the Nasdaq Capital Market:

Annual Information:	Low	High
2014 (since March 13, 2014)	$4.58	$18.73
2015	$5.54	$13.50
2016	$2.78	$7.91
2017	$3.43	$9.78
Quarterly Information
First Quarter 2016	$3.50	$7.91
Second Quarter 2016	$3.88	$7.72
Third Quarter 2016	$3.53	$5.77
Fourth Quarter 2016	$2.78	$4.74
First Quarter 2017	$3.43	$5.79
Second Quarter 2017	$4.40	$7.09
Third Quarter 2017	$6.20	$9.39
Fourth Quarter 2017	$6.55	$9.78
Monthly Information:
September 2017	$7.52	$9.39
October 2017	$7.16	$9.59
November 2017	$6.55	$8.42
December 2017	$7.84	$9.78
January 2018	$9.01	$12.22
February 2018	$3.61	$10.79

On March 23, 2018, the closing price of our ordinary shares on the Nasdaq Capital Market was $5.92.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our Articles and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Articles of Association

Our original articles of association were registered with the Israeli Registrar of Companies at the time of incorporation of the Company on July 31, 2013, under our registration number 51-495351-2. At the 2014 annual general meeting of shareholders, our shareholders adopted our Articles, which became effective on the consummation of our initial public offering in the United States in March 2014, whereby we became a public company under the Companies Law. Under Section 2 of our Articles, the purpose of the Company is to engage in any lawful activity.

Share Capital

Our registered share capital is NIS 500,000 divided into 50,000,000 ordinary shares, NIS 0.01 par value per share. As of March 23, 2018, there are 14,472,414 ordinary shares outstanding, 2,063,061 ordinary shares issuable upon exercise of outstanding stock options under our equity incentive plan, at a weighted average exercise price of $4.07, 28,748 ordinary shares issuable upon vesting of restricted stock units, or RSUs, outstanding under our equity incentive plan; and 187,253 ordinary shares reserved for future awards under our equity incentive plan.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable.

Holders of ordinary shares have one vote for each ordinary share held on all matters to be voted on by shareholders, including the election of directors. Ordinary shares do not entitle their holders to preemptive rights. Our Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel.

Election of Directors

Our board of directors, or Board, consists of three classes of directors (not including external directors who do not form part of any class), with one class being elected each year by shareholders at the Company’s annual general meeting for a term of approximately three years. In accordance with our Articles, directors so elected cannot be removed from office by the shareholders until the expiration of their term of office. Ordinary shares do not have cumulative voting rights. As a result, the holders of ordinary shares that represent a simple majority of the voting power represented at a shareholders’ meeting and voting at the meeting have the power to elect all of the directors put forward for election, subject to specific requirements under the Companies Law with respect to the election of external directors. For further information as to these appointments, see “Item 6—Directors, Senior Management and Employees—C. Board Practices” in our Annual Report on Form 20-F most recently filed with the SEC.

Under our Articles, a director shall vacate his or her office if that director dies; is declared bankrupt; is declared to be legally incompetent; resigns such office by notice in writing given to the Company; is not re-elected by the shareholders upon expiration of his or her term at the relevant annual general meeting of shareholders; or otherwise as provided in the Companies Law.

Our Articles provide that a director may, by written notice to the Company, appoint another person to serve as an alternate director provided that such appointment is approved by a majority of the directors then in office, and that such appointing director may remove such alternate director. Any alternate director shall be entitled to notice of meetings of the Board and of relevant committees and to attend and vote accordingly, except that the alternate has no standing at any meeting at which the appointing director is present or at which the appointing director is not entitled to participate as provided in the Companies Law. A person who is not qualified to be appointed as a director, or a person who already serves as a director or an alternate director, may not be appointed as an alternate director.

Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the earlier of (i) the appointing director ceasing to be a director; (ii) the appointing director terminating the appointment; or (iii) the occurrence, with respect to the alternate, of any of the circumstances under which a director shall vacate his or her office. The appointment of an alternate director does not in itself diminish the responsibility of the appointing director as a director. An alternate director is solely responsible for his or her actions and omissions and is not deemed an agent of the appointing director. Under the Companies Law, external directors cannot generally appoint alternate directors, and a person who is not qualified to be appointed as an “independent” director may not be appointed as an alternate to an independent director. For further information, see “Item 6—Directors, Senior Management and Employees—C. Board Practices.” in our Annual Report on Form 20-F most recently filed with the SEC. At present, there are no effective appointments of alternate directors for our Board.

Share Certificates

Ordinary share certificates registered in the names of two or more persons are deliverable to the person first named in the share register and such delivery shall be deemed sufficient delivery to all co-owners. Notices may be given only to the person whose name first appears in the register. If two or more persons jointly hold or are entitled to a share, any one of them may give effectual receipt for any dividend payable or property distributable in respect of such share.

Dividends and Dividend Policy

Dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors. The Articles provide that the Board may from time to time declare, and cause the Company to pay, such dividends as may appear to it to be justified by the profits of the Company and that the Board has the authority to determine the time for payment of such dividends and the record date for determining the shareholders entitled to receive such dividends, provided the date is not before the date of the resolution to distribute the dividend. Declaration of dividends does not require shareholder approval.

Pursuant to Section 4(b) of the Company’s Articles, subject to the rights of holders of shares with limited or preferred rights, ordinary shares shall confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any.

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.

Payment of dividends may also be subject to Israeli withholding taxes. See “Taxation — Israeli Tax Considerations” in our Annual Report on Form 20-F most recently filed with the SEC for additional information.

Transfer of Shares

Ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer to the Company or its transfer agent together with the certificate of the shares to be transferred and such other evidence, if any, as the directors may require to prove the rights of the intending transferor in the transferred shares.

Our ordinary shares that are fully paid for are issued in registered form and may be freely transferred under our Articles, unless the transfer is restricted or prohibited by applicable law or the rules of a stock exchange on which the shares are traded. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, declared as enemies of Israel.

Shareholder Meetings

Our Articles provide that an annual general meeting must be held at least once in every calendar year, not later than 15 months after the last preceding annual general meeting, at such time and place as may be determined by the Board. The Board may, in its discretion, convene additional shareholder meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of two directors or one quarter of the directors then in office or upon the demand of the holder or holders of 5% of the Company’s issued share capital and 1% of its voting rights or upon the demand of the holder or holders of 5% of its voting rights. All demands for shareholder meetings must set forth the items to be considered at that meeting. Pursuant to the Companies Law, the holder or holders of 1% of the Company’s voting rights may request the inclusion of an item on the agenda of a future shareholder meeting, provided the item is appropriate for discussion at a shareholder meeting.

The agenda for a shareholder meeting is determined by the Board and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of 1% of the Company’s voting rights. According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies, or the General Meeting Regulations, holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or, if the Company publishes a preliminary notice at least 21 days prior to publicizing the convening of a meeting (stating its intention to convene such meeting and the agenda thereof), within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and the Articles.

Pursuant to the Companies Law and regulations promulgated thereunder with respect to the convening of general meetings in a public company, shareholder meetings generally require prior notice of not less than 21 days, and for certain matters specified in the Companies Law, not less than 35 days. The function of the annual general meeting is to elect directors in accordance with the Articles, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and fix their remuneration and transact any other business which under the Articles or applicable law may be transacted by the shareholders of a company in general meeting.

Our Articles determine that the quorum required for either an annual (regular) or an extraordinary (special) general meeting of shareholders consists of at least two shareholders present in person or by proxy holding shares comprising in the aggregate more than 33.33% of the voting rights of the Company. If a meeting is convened by the Board upon the demand of shareholders or upon the demand of less than 50% of the directors then in office or directly by such shareholders or directors and no quorum is present within half an hour from the time appointed, it shall be cancelled. If a meeting is otherwise called and no quorum is present within such time, the meeting is adjourned to the same day one week later at the same time and place or at such other time and place as the Board may determine and specify in the notice of the general meeting and it shall not be necessary to give notice of such adjournment. If a quorum is not present within half an hour from the time stated for such adjourned meeting, any two shareholders present in person or by proxy at such meeting shall constitute a quorum even if, between them, they represent shares conferring 33.33% or less of the voting rights of the Company.

Generally, under the Companies Law and the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a meeting and voting unless a different majority is required by law or pursuant to the Articles. The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, assuming the authority of the board of directors in certain circumstances, appointing auditors, appointing external directors, approving certain transactions, increasing or decreasing the registered share capital and approving most mergers must be made by the shareholders at a general meeting. A company may determine in its articles of association certain additional matters in respect of which resolutions by the shareholders in a general meeting will be required.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register and register of significant shareholders (as defined in the Companies Law), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to: (i) any action or transaction with a related party which requires shareholder approval under the Companies Law; or (ii) the approval, by the board of directors, of an action in which an office holder has a personal interest. We may deny a request to review a document if we determine that the request was not made in good faith, or if such denial is necessary to protect our interest or protect a trade secret or patent.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward a company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and at class shareholder meetings with respect to the following matters:

•	an amendment to the company’s articles of association;

•	an increase of the company’s authorized share capital;

•	a merger; or

•	approval of interested party transactions and acts of Office Holders that require shareholder approval.

In addition, a shareholder also has a general duty to refrain from discriminating against other shareholders.

Certain shareholders have a further duty of fairness toward a company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote or a shareholder class vote and any shareholder who has the power to appoint or to prevent the appointment of an Office Holder of the company or other power towards the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Mergers and Acquisitions under Israeli Law

(i)	Mergers

The Companies Law permits merger transactions if approved by each party’s board of directors, and, unless certain requirements described under the Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control of the other party to the merger or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders.

If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

(ii)	Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders’ meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder of control in the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each of member of the board of directors have in the offer or stems therefrom.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them shall refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

(iii)	Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also provides, subject to certain exceptions, that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares unless tendering an offer to purchase all of the outstanding shares of the company or the applicable class of the shares. If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the purchaser may provide in its offer that an offeree who accepted the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights, distributions or other matters and shares having preemptive rights. As of the date hereof, no preferred shares are authorized under our Articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles, which requires the affirmative vote of at least 75% of the voting rights of the Company represented personally or by proxy and voting thereon at a general meeting at which a quorum is present. The convening of the general meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Articles and the Companies Law as described above in “— Shareholder Meetings.”

In addition, certain provisions of the Articles may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board. The classification of the Board into three classes with terms of approximately three years each, and the requirement under Companies Law to have at least two external directors, who cannot readily be removed from office, may make it more difficult for shareholders who oppose the policies of the Board to remove a majority of the then current directors from office quickly. It may also, in some circumstances, together with the other provisions of the Articles and Israeli law, deter or delay potential future merger, acquisition, tender or takeover offers, proxy contests or changes in control or management of the Company.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits and an issuance of shares for less than their nominal value (under certain circumstances), require the approval of both our Board and an Israeli court.

Changes in Shareholder Rights

Pursuant to Section 6(a) of the Company’s Articles, if at any time the share capital is divided into different classes of shares, the Company may by shareholder resolution, unless otherwise provided by the terms of issue of the shares of that class, modify, convert, broaden, add or otherwise alter the rights, privileges, advantages, restrictions and provisions related or unrelated at that time to the shares of any class with the sanction of a resolution passed by a simple majority of those present, personally or by proxy, and voting thereon at a separate general meeting of the holders of the shares of that class. Such majority approval is consistent with Israeli law.

Transfer Agent

Our transfer agent in the United States is VStock Transfer, LLC.

Exchange Controls

There are no Israeli government laws, decrees or regulations that restrict or that affect our export or import of capital or the remittance of dividends, interest or other payments to non-resident holders of our securities, including the availability of cash and cash equivalents for use by us and our wholly-owned subsidiaries, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel or otherwise as set forth under “Taxation.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our ordinary shares, including debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;
●	information with respect to book-entry procedures, if any;
●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” beginning on page 23 and “Incorporation of Information by Reference” beginning on page 23. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the ordinary shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 23 and “Incorporation by Reference” beginning on page 23. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	any limit on the principal amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and the depositary;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for ordinary shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets so long as (i) we are the surviving entity or (ii) the successor is a U.S. entity who assumes all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

●	the direction given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

●	the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the indenture trustee; and

●	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, a depositary named by us and identified in a prospectus supplement with respect to that series. See “Book-Entry Issuance” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable Indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the Indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable Indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable Indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or “DTC,” acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or “NSCC,” and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or “DTCC.” DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2017 DTCC Board of Directors is composed of 20 directors serving one-year terms. Twelve directors are representatives of clearing agency participants, including broker/dealers, custodian and clearing banks, and investment institutions; two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA; four directors are from non-participants; and the remaining two are the non-executive chairman and the chief executive officer and president of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” beginning on page 23 and “Incorporation by Reference” beginning on page 23. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Meitar Liquornik Geva Leshem Tal, Law Offices, Ramat Gan, Israel, will pass upon certain legal matters regarding the securities offered hereby under Israeli law and McDermott Will & Emery LLP, New York, New York, will pass upon certain legal matters regarding the securities offered hereby under U.S. federal securities law. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company for the year ended December 31, 2017 incorporated in this prospectus supplement by reference have been audited by the accounting firm of Brightman Almagor Zohar & Co. (a member of Deloitte Touche Tohmatsu Limited), an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. You may review and copy the registration statement, reports and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-36345). These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on March 13, 2018; and

●	our Report on Form 6-K filed with the SEC on March 13, 2018 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of our ordinary shares contained in our Form 8-A filed with the SEC on March 11, 2014 including any amendment or report filed for the purpose of updating such description;

In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Galmed Pharmaceuticals Ltd., 16 Tiomkin Street, Tel Aviv, Israel, 6578317. Our telephone number is +972-3-693-8448.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because a major portion of our assets and most of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Liquornik Geva Leshem Tal, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to specified time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment,

●	the judgment is no longer appealable,

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

●	the judgment is executory in the state in which it was given.

Even if the above conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

An Israeli court also will not declare a foreign judgment enforceable if:

●	the judgment was obtained by fraud,

●	there was no due process,

●	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

●	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

●	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israel court, it generally will be payable in Israeli currency. Judgment creditors must bear the risk of unfavorable exchange rates.

Puglisi & Associates is the U.S. agent authorized to receive service of process in any action against us arising out of this offering. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$2,473
FINRA filing fee	$23,000
Legal fees and expenses	$30,000
Accountants fees and expenses	$15,000
Printing Fees	$2,200
Miscellaneous	$5,000
Total	$77,673

1,000,000 Ordinary Shares

Warrants to Purchase 1,000,000 Ordinary Shares

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PROSPECTUS SUPPLEMENT

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April 2, 2018